Exhibit 23(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of our report dated February 7, 2012, relating to the consolidated financial statements, the effectiveness of Cambrex Corporation’s internal control over financial reporting, and schedules of Cambrex Corporation appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

/s/ BDO USA, LLP

BDO USA, LLP
Woodbridge, NJ

April 30, 2012